Exhibit 99

Burger King Worldwide Reports Fourth Quarter and Full Year 2013 Results

MIAMI – February 13, 2014 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the fourth quarter and year ended December 31, 2013.

BKW Chief Executive Officer, Daniel Schwartz commented, “2013 was an important year for Burger King Worldwide as we grew our brand presence around the globe and made significant progress towards achieving our long-term strategic goals. We completed our global refranchising initiative, fundamentally transforming our business model and putting restaurant operations into the hands of our experienced franchisees. In North America, our focus on launching fewer, more impactful products helped drive improved sales trends as the year progressed. We grew comparable sales across all three international regions, opened 670 net new restaurants globally, and formed joint ventures in France and India to lay the foundation for continued expansion. We believe that we have the right team in place to capitalize on this success in 2014 and generate long-term value for franchisees and shareholders.”

Full Year 2013 Highlights:

•	Global comparable sales increased 0.5% and system-wide sales increased 4.2% in constant currency
•	Adjusted Diluted EPS increased 22.4% to $0.84 per share
•	Adjusted EBITDA increased 10.0% on an organic basis to $665.6 million
•	Successfully completed global refranchising initiative
•	Net restaurant growth of 670, representing 5.2% system restaurant growth versus 2012

Fourth Quarter 2013 Highlights:

•	Global comparable sales increased 1.7%, and system-wide sales increased 5.7% in constant currency
•	Adjusted Diluted EPS increased 4.4% to $0.24 per share
•	Adjusted EBITDA increased 14.3% on an organic basis to $182.1 million
•	Net restaurant growth of 408, a 23.6% increase from the fourth quarter of 2012
•	Declared a cash dividend of $0.07 per share for the first quarter of 2014

Consolidated Financial Highlights:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	($in millions, except per share data)
System-wide Comparable Sales Growth[1]	1.7%	2.7%	0.5%	3.2%
System-wide Sales Growth[1]	5.7%	5.7%	4.2%	5.7%

Net Restaurant Growth	408	330	670	485

Total Revenues	$265.2	$404.5	$1,146.3	$1,970.9
Adjusted EBITDA[2]	$182.1	$172.2	$665.6	$652.1
Adjusted EBITDA Margin[2]	68.7%	42.6%	58.1%	33.1%
Adjusted Net Income[2]	$85.3	$81.2	$300.9	$243.4
Adjusted Diluted Earnings Per Share[2]	$0.24	$0.23	$0.84	$0.69
Net Income	$66.8	$48.6	$233.7	$117.7
Diluted Earnings Per Share	$0.19	$0.14	$0.65	$0.33

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
System Comparable Sales Growth
U.S. & Canada	0.2%	3.7%	(0.9%)	3.5%
EMEA	3.3%	1.7%	2.4%	3.2%
LAC	1.8%	0.7%	0.1%	5.7%
APAC	6.2%	0.8%	4.1%	(0.5%)

Total	1.7%	2.7%	0.5%	3.2%

System Net Restaurant Growth
U.S. & Canada	32	23	(40)	(24)
EMEA	160	127	329	239
LAC	99	110	160	168
APAC	117	70	221	102

Total	408	330	670	485

System Ending Restaurant Count
U.S. & Canada			7,436	7,476
EMEA			3,450	3,121
LAC			1,550	1,390
APAC			1,231	1,010

Total			13,667	12,997

System-wide sales grew 5.7% in the fourth quarter, driven by comparable sales growth across all four regions and strong new unit growth. We opened 670 net new restaurants in 2013, representing a 38.1% year-over-year increase.

Fourth quarter total reported revenues of $265.2 million declined (34.4%) from the prior year primarily due to the net refranchising of 360 company-owned restaurants in 2013. On an organic basis, excluding the impact of these global refranchising transactions and currency movements, revenue increased 5.2% year-over-year due to net restaurant growth and global comparable sales growth.

Fourth quarter Adjusted EBITDA of $182.1 million grew 14.3% from the prior year on an organic basis, excluding the impact of refranchising transactions and currency movements, driven by double-digit EBITDA growth in Europe, the Middle East, and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”). For the full year 2013, Adjusted EBITDA was $665.6 million, a 10.0% organic increase from 2012.

Fourth quarter Adjusted Net Income and Adjusted Diluted EPS increased 5.0% and 4.4%, respectively, compared to the prior year, due to an increase in Adjusted EBITDA partially offset by increased share-based compensation expense and increased income tax expense. For the full year 2013, Adjusted Net Income and Adjusted Diluted EPS grew 23.6% and 22.4%, respectively, compared to the prior year.

Operational and Segment Highlights

Despite a strong prior year comparison, U.S. and Canada delivered positive comparable sales growth in the fourth quarter. Comparable sales growth has improved sequentially every quarter of 2013 due to a well-balanced promotional mix and our commitment to launching fewer, more impactful products. During Q4, the introduction of the BIG KING™ sandwich and the first full quarter of SATISFRIES™, a first of its kind better-for-you French fry, helped increase sales. In addition, we added the BBQ Rib Sandwich to help drive incremental traffic in the value tier. As part of our Four Pillar strategy of Menu, Marketing Communications, Image, and Operations, we delivered considerable progress on our reimaging initiative, completing approximately 600 remodels in 2013. Approximately 30% of the U.S. & Canada system is now on the modern image, up from 19% in 2012.

EMEA grew comparable sales by 3.3% in the fourth quarter, representing the twelfth consecutive quarter of comparable sales growth in the region. Germany continued to perform well due to a strong balance between premium limited time offerings (“LTOs”), such as the MERRY CHEESEMAS® seasonal promotion, and value platforms, such as “Trial Weeks”. In Spain, the EUROKING™ platform helped us continue our strong performance in a competitive market. EMEA system-wide sales growth of 11.7% is partly attributable to 329 net new restaurant openings in 2013, a 37.7% increase from the prior year.

LAC delivered comparable sales growth of 1.8% in the fourth quarter, primarily driven by strong performance in Brazil. In Brazil, the X-WHOPPER® premium LTO and the roll-out of the BK® Rodeo Jr. sandwich were effective at generating sales growth. LAC system-wide sales growth of 17.3% includes the impact of 160 net new restaurant openings in 2013.

APAC generated comparable sales growth of 6.2% in the fourth quarter, driven by continued strength in Australia and South Korea, where new premium offerings complemented the Hero and WOW value platforms. China continued its positive momentum due to premium LTOs and a new afternoon snacking value menu that is performing well. APAC system-wide sales growth of 11.3% was partly driven by 221 net new restaurant openings in 2013, more than twice the number of net new restaurants we opened in the region in 2012.

As part of the BKW’s international expansion strategy, the company recently announced the formation of new joint ventures in France and India. We believe that we have the right operating and financial partners to build the BURGER KING® brand and accelerate growth in both of these attractive markets.

Cash and Liquidity

As of year-end, total debt was $3.0 billion and net debt was $2.3 billion. The net debt to trailing twelve month (“TTM”) Adjusted EBITDA ratio declined (0.4x) from the prior year due to a $240 million increase in our cash balance.

On February 12, 2014, the company’s Board of Directors declared a dividend of $0.07 per share for the first quarter of 2014. The dividend is payable on March 12, 2014, to shareholders of record at the close of business on February 26, 2014. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Thursday, February 13, 2014, to review financial results for the quarter and year ended December 31, 2013. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Bryson Thornton, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 97 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about (1) the Company’s expectations and belief regarding its ability to achieve its long-term strategic goals; (2) its expectations and belief that it has the right team in place to capitalize on its success in 2013 and generate long-term value for franchisees and shareholders; (3) its expectations and belief that a well-balanced promotional mix and commitment to launching fewer, more impactful products will drive comparable sales in the U.S. and Canada; and (4) its expectations and belief that it has the right operating and financial partners to build the BURGER KING® brand and accelerate growth in France and India. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to joint ventures and other strategic partnerships; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the Company’s marketing and advertising programs. In addition, the Company’s expectations regarding the benefits of a fully-franchised business model are subject to a number of risks, such as its limited influence over franchisees and reliance on franchisees to implement major initiatives, limited ability to facilitate changes in restaurant ownership, limitations on enforcement of franchise obligations due to bankruptcy or insolvency proceedings and inability or unwillingness of franchisees to participate in the Company’s strategic initiatives.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$21.9	$182.3	$(160.4)	(88.0)%
Franchise and property revenues	243.3	222.2	21.1	9.5%

Total revenues	265.2	404.5	(139.3)	(34.4)%
Company restaurant expenses:
Food, paper and product costs	6.8	57.5	(50.7)	(88.2)%
Payroll and employee benefits	6.5	53.5	(47.0)	(87.9)%
Occupancy and other operating costs	4.4	50.2	(45.8)	(91.2)%

Total Company restaurant expenses	17.7	161.2	(143.5)	(89.0)%
Franchise and property expenses	38.9	25.1	13.8	55.0%
Selling, general and administrative expenses	54.6	79.2	(24.6)	(31.1)%
Other operating (income) expenses, net	12.9	27.1	(14.2)	(52.4)%

Total operating costs and expenses	124.1	292.6	(168.5)	(57.6)%

Income from operations	141.1	111.9	29.2	26.1%
Total interest expense, net	50.7	50.2	0.5	1.0%

Income before income taxes	90.4	61.7	28.7	46.5%
Income tax expense	23.6	13.1	10.5	80.2%

Net income	$66.8	$48.6	$18.2	37.4%

Earnings per share:
Basic	$0.19	$0.14	$0.05	36.9%

Diluted	$0.19	$0.14	$0.05	36.7%

Weighted average shares outstanding
Basic	351.7	350.2	1.5	0.4%

Diluted	358.4	356.4	2.0	0.6%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Twelve Months Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$222.7	$1,169.0	$(946.3)	(80.9)%
Franchise and property revenues	923.6	801.9	121.7	15.2%

Total revenues	1,146.3	1,970.9	(824.6)	(41.8)%
Company restaurant expenses:
Food, paper and product costs	70.6	382.2	(311.6)	(81.5)%
Payroll and employee benefits	68.1	345.1	(277.0)	(80.3)%
Occupancy and other operating costs	56.6	309.9	(253.3)	(81.7)%

Total Company restaurant expenses	195.3	1,037.2	(841.9)	(81.2)%
Franchise and property expenses	152.4	115.1	37.3	32.4%
Selling, general and administrative expenses	242.4	347.6	(105.2)	(30.3)%
Other operating (income) expenses, net	34.0	53.3	(19.3)	(36.2)%

Total operating costs and expenses	624.1	1,553.2	(929.1)	(59.8)%

Income from operations	522.2	417.7	104.5	25.0%
Total interest expense, net	200.0	223.8	(23.8)	(10.6)%
Loss on early extinguishment of debt	—	34.2	(34.2)	(100.0)%

Income before income taxes	322.2	159.7	162.5	101.8%
Income tax expense	88.5	42.0	46.5	110.7%

Net income	$233.7	$117.7	$116.0	98.6%

Earnings per share:
Basic	$0.67	$0.34	$0.33	97.8%

Diluted	$0.65	$0.33	$0.32	96.5%

Weighted average shares outstanding
Basic	351.0	349.7	1.4	0.4%

Diluted	357.8	354.1	3.7	1.0%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	December 31, 2013	December 31, 2012
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$786.9	$546.7
Trade and notes receivable, net	179.7	179.0
Prepaids and other current assets, net	69.8	91.3
Deferred income taxes, net	38.0	73.5

Total current assets	1,074.4	890.5

Property and equipment, net of accumulated depreciation of $187.9 million and $184.2 million, respectively	801.5	885.2
Intangible assets, net	2,796.0	2,811.2
Goodwill	630.0	619.2
Net investment in property leased to franchisees	163.1	180.4
Other assets, net	363.5	177.5

Total assets	$5,828.5	$5,564.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$31.1	$68.7
Accrued advertising	56.5	66.5
Other accrued liabilities	177.0	206.8
Current portion of long term debt and capital leases	81.4	55.8

Total current liabilities	346.0	397.8

Term debt, net of current portion	2,880.2	2,905.1
Capital leases, net of current portion	75.4	88.4
Other liabilities, net	317.9	382.4
Deferred income taxes, net	692.8	615.3

Total liabilities	4,312.3	4,389.0

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 352,161,950 shares issued at December 31, 2013; 350,238,771 shares issued and outstanding at December 31, 2012	3.5	3.5
Additional paid-in capital	1,239.9	1,205.7
Retained earnings (accumulated deficit)	225.5	76.1
Accumulated other comprehensive income (loss)	54.6	(110.3)
Treasury stock, at cost; 345,286 shares at December 31, 2013 and 0 shares at December 31, 2012	(7.3)	—

Total stockholders’ equity	1,516.2	1,175.0

Total liabilities and stockholders’ equity	$5,828.5	$5,564.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	2013	2012

Cash flows from operating activities:
Net income	$233.7	$117.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65.8	114.2
Loss on early extinguishment of debt	—	34.2
Amortization of deferred financing costs and debt issuance discount	56.3	57.0
Equity in net loss from unconsolidated affiliates	12.7	4.1
Loss (Gain) on remeasurement of foreign denominated transactions	0.3	(8.2)
Amortization of defined benefit pension and postretirement items	(2.1)	(2.5)
Realized loss on terminated caps/swaps	6.1	11.8
Net (gains) losses on refranchisings and dispositions of assets	(3.9)	27.0
Bad debt expense (recoveries), net	2.0	(0.8)
Share-based compensation and non-cash incentive compensation expense	14.8	12.2
Deferred income taxes	32.1	8.9
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	(7.6)	(22.2)
Prepaids and other current assets	(7.8)	(7.0)
Accounts and drafts payable	(30.6)	(23.9)
Accrued advertising	(10.6)	(32.3)
Other accrued liabilities	(5.4)	(40.3)
Other long-term assets and liabilities	(30.6)	(25.5)

Net cash provided by operating activities	325.2	224.4

Cash flows from investing activities:
Payments for property and equipment	(25.5)	(70.2)
Proceeds from refranchisings, disposition of assets and restaurant closures	64.8	104.9
Payments for acquired franchisee operations, net of cash acquired	(11.9)	(15.3)
Return of investment on direct financing leases	15.4	14.2
Other investing activities	0.2	—

Net cash provided by investing activities	43.0	33.6

Cash flows from financing activities:
Proceeds from term debt	—	1,733.5
Repayments of term debt and capital leases	(57.2)	(1,766.8)
Extinguishment of debt	—	(112.8)
Payment of financing costs	—	(16.0)
Dividends paid on common stock	(84.3)	(14.0)
Proceeds from stock option exercises	6.0	1.5
Excess tax benefits from share-based compensation	10.1	—
Repurchases of common stock	(7.3)	—

Net cash used for financing activities	(132.7)	(174.6)

Effect of exchange rates on cash and cash equivalents	4.7	4.3
Increase in cash and cash equivalents	240.2	87.7
Cash and cash equivalents at beginning of period	546.7	459.0

Cash and cash equivalents at end of period	$786.9	$546.7

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

System-wide sales growth	5.7%	5.7%	4.2%	5.7%
Franchise sales	$4,162.2	$3,857.6	$16,078.3	$14,672.5
System comparable sales growth	1.7%	2.7%	0.5%	3.2%
System Net Restaurant Growth (NRG)	408	330	670	485
Net refranchisings	22	181	360	871
Restaurant counts at period end
Company	52	418	52	418
Franchise	13,615	12,579	13,615	12,579
System	13,667	12,997	13,667	12,997
CRM %	19.2%	11.6%	12.3%	11.3%

FX Impact
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Consolidated revenues	$(2.3)	$(1.3)	$(7.5)	$(41.7)
Consolidated CRM	—	(0.1)	0.1	(3.1)
Consolidated SG&A	(0.3)	0.4	(1.2)	6.1
Consolidated income from operations	(2.5)	(0.5)	(8.7)	(12.2)
Consolidated net income (loss)	(2.4)	(0.5)	(8.6)	(10.4)
Consolidated adjusted EBITDA	(2.5)	(0.7)	(8.6)	(15.3)

U.S. & Canada

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

System-wide sales growth	(0.2)%	3.1%	(0.9)%	3.0%
Franchise sales	$2,181.9	$2,105.1	$8,730.4	$8,143.9
System comparable sales growth	0.2%	3.7%	(0.9)%	3.5%
System NRG	32	23	(40)	(24)
Net Refranchisings	—	180	127	752
Restaurant counts at period end
Company	52	183	52	183
Franchise	7,384	7,293	7,384	7,293
System	7,436	7,476	7,436	7,476

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Company:
Company restaurant revenues	$18.8	$104.2	$111.2	$792.8
CRM	3.9	8.7	13.5	90.1
CRM %	20.7%	8.3%	12.1%	11.4%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	30.5%	31.7%	32.6%	33.0%
Payroll and benefits	29.6%	30.3%	29.9%	30.5%
Depreciation and amortization	5.7%	4.9%	5.2%	5.5%
Other occupancy and operating	13.5%	24.8%	20.2%	19.6%

Franchise:
Franchise and property revenues	$136.8	$129.1	$554.0	$472.8
Franchise and property expenses	30.5	15.2	119.8	82.8
Segment SG&A (1)	11.5	24.8	52.5	101.9
Segment depreciation and amortization	11.4	8.1	41.5	68.8
Segment income	110.1	105.9	436.7	447.0

(1) Segment selling, general and administrative expenses (“Segment SG&A”) consists of segment selling expenses and Management G&A.

FX Impact
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(0.4)	$(1.7)	$(1.3)	$(1.7)
Segment CRM	—	0.1	(0.1)	(0.2)
Segment income	(0.3)	0.1	(0.7)	(0.3)

EMEA

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
System-wide sales growth	11.7%	7.9%	9.6%	9.0%
Franchise sales	$1,206.1	$1,011.0	$4,420.6	$3,822.8
System comparable sales growth	3.3%	1.7%	2.4%	3.2%
System NRG	160	127	329	239
Net Refranchisings	19	1	132	59
Restaurant counts at period end
Company	—	132	—	132
Franchise	3,450	2,989	3,450	2,989
System	3,450	3,121	3,450	3,121

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Company:
Company restaurant revenues	$2.7	$61.5	$95.3	$264.6
CRM	0.3	9.7	12.1	30.7
CRM %	11.1%	15.8%	12.7%	11.6%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	34.6%	29.5%	30.2%	30.1%
Payroll and benefits	29.3%	31.7%	33.5%	32.5%
Depreciation and amortization	—	2.5%	1.7%	3.1%
Other occupancy and operating	25.0%	20.5%	21.9%	22.7%

Franchise:
Franchise and property revenues	$67.4	$57.2	$240.5	$208.3
Franchise and property expenses	8.1	9.2	30.0	29.7
Segment SG&A (1)	9.1	13.7	44.3	61.1
Segment depreciation and amortization (2)	2.4	3.7	11.1	17.9
Segment income	52.9	47.7	189.4	166.1

(1) Segment SG&A consists of segment selling expenses, Management G&A and regional restaurant support center depreciation and amortization.

(2)    Amounts include depreciation and amortization related to regional restaurant support centers within Segment SG&A of $0.3 million for the three months ended December 31, 2013, $0.2 million for the three months ended December 31, 2012, $1.4 million for 2013 and $2.0 million for 2012.

FX Impact

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$0.6	$(2.7)	$1.8	$(31.5)
Segment CRM	—	(0.3)	0.1	(2.2)
Segment income	0.2	(0.5)	0.3	(10.1)

LAC

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
System-wide sales growth	17.3%	15.3%	14.6%	17.0%
Franchise sales	$375.1	$356.1	$1,420.3	$1,334.1
System comparable sales growth	1.8%	0.7%	0.1%	5.7%
System NRG	99	110	160	168
Net Refranchisings	—	—	98	—
Restaurant counts at period end
Company	—	100	—	100
Franchise	1,550	1,290	1,550	1,290
System	1,550	1,390	1,550	1,390

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Company:
Company restaurant revenues	$—	$15.9	$13.9	$62.5
CRM	—	2.8	2.0	9.9
CRM %	—	17.6%	14.4%	15.8%

Franchise:
Franchise and property revenues	$21.6	$22.2	$72.9	$71.9
Franchise and property expenses	(0.2)	—	0.4	—
Segment SG&A (1)	0.8	3.2	7.5	14.6
Segment depreciation and amortization (2)	0.1	1.2	0.7	6.0
Segment income	21.1	23.0	67.7	73.2

(1) Segment SG&A consists of segment selling expenses, Management G&A and regional restaurant support center depreciation and amortization.

(2)    Amounts include depreciation and amortization related to a regional restaurant support center within Segment SG&A of $0 for the three months ended December 31, 2013, $0 for the three months ended December 31, 2012, $0 for 2013 and $0.2 million for 2012.

FX Impact
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(1.9)	$0.1	$(6.3)	$(8.3)
Segment CRM	—	0.2	0.1	(0.6)
Segment income	(1.8)	(0.6)	(6.5)	(4.7)

APAC

Key Business Metrics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)
System-wide sales growth	11.3%	5.6%	10.9%	3.2%
Franchise sales	$399.0	$385.3	$1,507.0	$1,371.6
System comparable sales growth	6.2%	0.8%	4.1%	(0.5)%
System NRG	117	70	221	102
Net Refranchisings	3	—	3	60
Restaurant counts at period end
Company	—	3	—	3
Franchise	1,231	1,007	1,231	1,007
System	1,231	1,010	1,231	1,010

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Franchise:
Franchise and property revenues	$17.5	$13.7	$56.2	$48.9
Franchise and property expenses	0.5	0.7	2.2	2.6
Segment SG&A(1)	1.5	1.1	6.9	12.0
Segment depreciation and amortization(2)	0.6	0.6	2.4	5.7
Segment income	16.1	12.4	49.3	41.1

(1) Segment SG&A consists of segment selling expenses, Management G&A and regional restaurant support center depreciation and amortization.

(2)    Amounts include depreciation and amortization related to regional restaurant support centers within Segment SG&A of $0 for the three months ended December 31, 2013, $0 for the three months ended December 31, 2012, and $0.1 million for 2013 and 2012.

FX Impact
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(0.6)	$0.2	$(1.7)	$(0.2)
Segment income	(0.6)	0.2	(1.7)	(0.2)

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating (Income) Expenses, net

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net (gains) losses on disposal of assets, restaurant closures and refranchisings	$0.1	$15.6	$0.7	$30.8
Litigation settlements and reserves, net	7.0	0.4	7.6	1.7
Foreign exchange net losses (gains)	1.3	1.1	7.4	(4.2)
Loss on termination of interest rate cap	—	—	—	8.7
Equity in net loss from unconsolidated affiliates	3.0	2.7	12.7	4.1
Other, net	1.5	7.3	5.6	12.2

Other operating (income) expenses, net	$12.9	$27.1	$34.0	$53.3

Selling, general and administrative expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Selling expenses	$0.2	$7.8	$6.2	$48.3

Management general and administrative expenses	40.4	51.1	181.0	214.3
Share-based compensation and non-cash incentive compensation expense	8.2	4.1	17.6	10.2
Depreciation and amortization	3.2	4.8	11.4	17.6
Global portfolio realignment project costs	2.6	10.1	26.2	30.2
Business combination agreement expenses	—	1.3	—	27.0

Total general and administrative expenses	54.4	71.4	236.2	299.3

Selling, general and administrative expenses	$54.6	$79.2	$242.4	$347.6

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and loss on early extinguishment of debt and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs and Business Combination Agreement expenses. Share-based compensation and non-cash incentive compensation expense for the 2012 periods have been adjusted to be comparable to the 2013 presentation to reflect the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2012 cash bonus. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months and Full Year Ended December 31, 2013 and 2012

(Unaudited)

$ in millions

	Actual		Q4 ‘13 vs. Q4 ‘12		Refran. Impact	Adjusted Q4 ‘12	FX Impact	Organic Growth
	Q4 ‘13	Q4 ‘12	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$155.6	$233.4	($77.8)	(33.3%)	($78.8)	$154.6	($0.4)	$1.4	0.9%
EMEA	$70.1	$118.7	($48.6)	(40.9%)	($56.4)	$62.3	$0.7	$7.1	11.3%
LAC	$21.6	$38.1	($16.5)	(43.3%)	($15.1)	$23.0	($1.9)	$0.5	2.2%
APAC	$17.9	$14.3	$3.6	25.2%	—	$14.3	($0.7)	$4.3	30.1%

Consolidated	$265.2	$404.5	($139.3)	(34.4%)	($150.3)	$254.2	($2.3)	$13.3	5.2%

Adjusted EBITDA
North America	$110.1	$105.9	$4.2	4.0%	($3.0)	$102.9	($0.3)	$7.5	7.3%
EMEA	$52.9	$47.7	$5.2	10.9%	($5.3)	$42.4	$0.2	$10.3	24.2%
LAC	$21.1	$23.0	($1.9)	(8.3%)	($2.3)	$20.7	($1.8)	$2.2	10.8%
APAC	$16.1	$12.4	$3.7	29.8%	—	$12.4	($0.7)	$4.4	35.5%
Unallocated Management G&A	($18.1)	($16.8)	($1.3)	7.7%	—	($16.8)	—	($1.3)	7.7%

Consolidated	$182.1	$172.2	$9.9	5.7%	($10.6)	$161.6	($2.6)	$23.1	14.3%

$ in millions
	Actual		2013 vs. 2012		Refran. Impact	Adjusted 2012	FX Impact	Organic Growth
	2013	2012	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D

Revenue
North America	$665.2	$1,265.7	($600.5)	(47.4%)	($596.1)	$669.6	($1.3)	($3.1)	(0.5%)
EMEA	$335.8	$472.9	($137.1)	(29.0%)	($163.3)	$309.6	$1.8	$24.4	7.9%
LAC	$86.8	$134.4	($47.6)	(35.4%)	($45.4)	$89.0	($6.3)	$4.1	4.6%
APAC	$58.5	$97.9	($39.4)	(40.2%)	($44.7)	$53.2	($1.7)	$7.0	13.2%

Consolidated	$1,146.3	$1,970.9	($824.6)	(41.8%)	($849.5)	$1,121.4	($7.5)	$32.4	2.9%

Adjusted EBITDA
North America	$436.7	$447.0	($10.3)	(2.3%)	($25.8)	$421.2	($0.7)	$16.2	3.8%
EMEA	$189.4	$166.1	$23.3	14.0%	($8.9)	$157.2	$0.3	$31.9	20.3%
LAC	$67.7	$73.2	($5.5)	(7.5%)	($5.4)	$67.8	($6.5)	$6.4	9.5%
APAC	$49.3	$41.1	$8.2	20.0%	$1.2	$42.3	($1.7)	$8.7	20.6%
Unallocated Management G&A	($77.5)	($75.3)	($2.2)	2.9%	—	($75.3)	—	($2.2)	2.9%

Consolidated	$665.6	$652.1	$13.5	2.1%	($38.9)	$613.2	($8.6)	$61.0	10.0%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjsuted EBITDA to Net Income

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
EBITDA and adjusted EBITDA:	(In millions)

U.S. and Canada	$110.1	$105.9	$436.7	$447.0
EMEA	52.9	47.7	189.4	166.1
LAC	21.1	23.0	67.7	73.2
APAC	16.1	12.4	49.3	41.1
Unallocated Management G&A	(18.1)	(16.8)	(77.5)	(75.3)

Adjusted EBITDA	182.1	172.2	665.6	652.1
Share-based compensation and non-cash incentive compensation expense (1)	8.2	4.1	17.6	10.2
Global portfolio realignment project costs (2)	2.6	10.1	26.2	30.2
Business combination agreement expenses (3)	—	1.3	—	27.0
Other operating (income) expenses, net	12.9	27.1	34.0	53.3

EBITDA	158.4	129.6	587.8	531.4
Depreciation and amortization	17.3	17.7	65.6	113.7

Income from operations	141.1	111.9	522.2	417.7
Interest expense, net	50.7	50.2	200.0	223.8
Loss on early extinguishment of debt	—	—	—	34.2
Income tax expense	23.6	13.1	88.5	42.0

Net income	$66.8	$48.6	$233.7	$117.7

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In millions, except per share sata)
Adjusted net income

Net income	$66.8	$48.6	$233.7	$117.7
Income tax expense	23.6	13.1	88.5	42.0

Income before income taxes	90.4	61.7	322.2	159.7
Adjustments:
Franchise agreement amortization	5.3	5.2	20.7	20.6
Amortization of deferred financing costs and original issue discount	2.6	2.6	10.3	13.2
Non-recurring share-based compensation expense	2.3	—	2.3	—
Loss on early extinguishment of debt	—	—	—	34.2
Global portfolio realignment project costs(2)	2.6	10.1	26.2	30.2
Business combination agreement expenses(3)	—	1.3	—	27.0
Other operating (income) expense, net	12.9	27.1	34.0	53.3

Total adjustments	25.7	46.3	93.5	178.5

Adjusted income before income taxes	116.1	108.0	415.7	338.2

Adjusted income tax expense (4)	30.8	26.8	114.8	94.8

Adjusted net income	$85.3	$81.2	$300.9	$243.4

Diluted- EPS (Adjusted Net Income)	$0.24	$0.23	$0.84	$0.69

Diluted Weighted Average Shares	358.4	356.4	357.8	354.1

Non-GAAP Financial Measures

Reconciliation of Adjusted Net Income and Net Income, Net Debt / TTM Adj. EBITDA

	As of
	December 31, 2013	December 31, 2012
Net debt to adjusted EBITDA	(In millions, except ratios)

Long term debt, net of current portion	$2,880.2	$2,905.1
Capital leases, net of current portion	75.4	88.4
Current portion of long term debt and capital leases	81.4	55.8

Total Debt	3,037.0	3,049.3

Cash and cash equivalents	786.9	546.7
Net debt	2,250.1	2,502.6
TTM adjusted EBITDA	665.6	652.1

Net debt / TTM adjusted EBITDA	3.4x	3.8x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
	December 31, 2013	December 31, 2012
EBITDA and adjusted EBITDA	(In millions)

Net income	$233.7	$117.7
Interest expense, net	200.0	223.8
Loss on early extinguishment of debt	—	34.2
Income tax expense	88.5	42.0
Depreciation and amortization	65.6	113.7

EBITDA	587.8	531.4
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	17.6	10.2
Global portfolio realignment project costs(2)	26.2	30.2
Business combination agreement expenses(3)	—	27.0
Other operating (income) expenses, net	34.0	53.3

Total adjustments	77.8	120.7

Adjusted EBITDA	$665.6	$652.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2012 and 2013 cash bonus, respectively. In 2013, there is a $2.3 million one-time charge related to a stock option modification to allow for the continued vesting of certain stock options previously awarded to one of the Company’s former executive officers.

(2)	Represents costs associated with the project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services. The project was completed in 2013.

(3)	Represents share-based compensation expense related to awards granted during the three months ended March 31, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement for the periods indicated.

(4)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.